AGREEMENT


       WHEREAS, the then current President & Chief Executive
   Officer of Texas-New Mexico Power Company and TNP Enterprises,
   Inc. (the "Companies") resigned as of November 9, 1993;

       WHEREAS, the Board of Directors of each of the Companies has determined that an interim President should be elected and named Chief Executive Officer to act on behalf of the Companies until such time as a permanent replacement may be determined and retained; and

       WHEREAS, the Board of Directors of each of the Companies has determined that Dwight R. Spurlock, a director of the Companies, should be elected as Interim President and act as Chief Executive Officer, to perform the functions of the President & Chief Executive Officer during such interim period:

       It is, therefore, agreed by Texas-New Mexico Power
   Company and TNP Enterprises, Inc. and Dwight R. Spurlock that he shall act on behalf of the Board of Directors of each of the Companies as the Interim President & Chief Executive Officer of the Companies, subject to and upon the following terms:

                               Article I
                                  Term

       Dwight R. Spurlock agrees to perform the duties of his offices for and until such time as the Board of Directors of each of the Companies elects a person to serve as President or Chief Executive Officer on a regular and ongoing basis.

                               Article II
                              Compensation

       As compensation to Dwight R. Spurlock for the performance of his duties as Interim President & Chief Executive Officer, Dwight R. Spurlock shall be paid the sum of $30,000 per month or any part thereof payable at the end of any month in which such duties are performed.

       Compensation payable for the performance of the duties of Interim President & Chief Executive Officer shall be in addition to any such sums to which Dwight R. Spurlock may be entitled as a director or retiree of the Companies.

                              Article III
                                 Duties

       Dwight R. Spurlock shall perform the duties of the offices to which he has been appointed as such duties are set forth in the Bylaws of the Companies. Dwight R. Spurlock shall

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   devote such time and effort to the performance of his duties as may be necessary to fully and competently achieve such duties.

                               Article IV
                                Benefits

       It is expressly agreed that benefits generally made available to an employee of either of the Companies shall not be made available to Dwight R. Spurlock, and Dwight R. Spurlock expressly waives any right to participate in such benefits other than as may be expressly set forth herein.

       Neither this agreement nor the waiver contained herein shall affect the benefits to which Dwight R. Spurlock is entitled as either a director or retiree of the Companies.

                               Article V
                         Expense Reimbursement

       Dwight R. Spurlock is authorized to incur, and the Companies shall either advance or reimburse, reasonable expenses suitable to and in performance of the duties of his office, including entertainment, travel, and housing expenses during the duration of the performance of his duties. Travel expenses shall include the reasonable cost of commuting between his principal residence in Galveston County, Texas, and the General Office of the Companies in Tarrant County, Texas. Housing expenses shall include the cost of a temporary residence in Tarrant County, Texas, and all related expenses.

                               Article VI
                              Termination

       Either party to this agreement may terminate such agreement at any time upon twenty-four hour written notice delivered to the other party.

                              TEXAS-NEW MEXICO POWER COMPANY


   \s\ Dwight Spurlock                  \s\  R. D. Woofter
   DWIGHT R. SPURLOCK                   R. D. WOOFTER, Chairman and
                                        Agent of the Board of Directors


                              TNP ENTERPRISES, INC.


                                       \s\ R. D. Woofter
                              R. D. WOOFTER, Chairman and
                                        Agent of the Board of Directors

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